EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER OF
GREENLIGHT CAPITAL RE, LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-K (the ‘‘Form 10-K’’) for the quarter ended December 31, 2016 of Greenlight Capital Re, Ltd. (the ‘‘Issuer’’).

I, Tim Courtis, the Principal Financial Officer of the Issuer, certify that to the best of my knowledge:

1. The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended; and

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:	February 22, 2017	/s/ Tim Courtis
Tim Courtis